Form C

Cover Page

Name of issuer:

Extreme Sandbox, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: MN

Date of organization: 11/3/2011

Physical address of issuer:

1901 Glendale Rd
Hastings MN 55033

Website of issuer:

http://www.extremesandbox.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $150,000; interests will be sold in increments of $1; each investment is convertible to one Unit as described under Item 13.

Target offering amount:

$150,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

9

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$711,890.00	$266,667.00
Cash & Cash Equivalents:	$87,849.00	$53,217.00
Accounts Receivable:	$198,116.00	$153,516.00
Short-term Debt:	$375,819.00	$149,477.00
Long-term Debt:	$362,888.00	$97,656.00
Revenues/Sales:	$819,815.00	$817,351.00
Cost of Goods Sold:	($46,359.00)	($58,663.00)
Taxes Paid:	$0.00	$0.00
Net Income:	($38,382.00)	$18,893.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Extreme Sandbox, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Randy Stenger	CEO	Extreme Sandbox	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Randy Stenger	CEO	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Randy Stenger	0.0 Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Risk of natural disaster. With our business primarily being at outdoor sites, our locations are always subject to any form of natural disaster that could impact our operations at any one or multiple sites.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Risk of serious injury to a customer or employee. While safety is always our number one priority, we are a recreational activity using heavy equipment that can always pose a risk for serious injury or death. We focus on continuous improvement to reduce any chance of injury, but the risk is always present and could impact our business if an incident occurred.

Operating costs may be unpredictable. We primarily source our equipment through sponsorship deals with equipment manufacturers, so there is always a risk that a sponsorship agreement is not available and we would then have to pay market rates for equipment. Additionally, developing new sites can vary in cost dramatically based on different markets and areas of the country. Often it is cost prohibitive to open a location in prime metro real estate, and thus to keep costs lower we may build sites outside of major metro areas further.

We are currently involved in litigation. We have filed a complaint against a company for breach of contract in Toronto, Canada. This open litigation involves the failure for the company to deliver equipment per the agreement and they're failure to return a deposit ($40,450). We may be subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, however, these legal proceedings may have a material adverse effect on our business, financial condition, or results of operations.

The success of the Company will depend on its ability to compete for and retain additional qualified key personnel to enhance the growth. The Company's business would be adversely affected if it were unable to recruit qualified personnel when necessary or if it were to lose the services of certain key personnel and it were unable to locate suitable replacements in a timely manner. Finding and hiring such replacements, if any, could be costly and might require the Company to grant significant equity awards or incentive compensation, which could have a material adverse effect on the Company's financial results and on your investment. The loss, through untimely death, unwillingness to continue or otherwise, of any such persons could have a materially adverse effect on the Company and its business.

The company intends to use a significant portion of the proceeds from the offering for unspecified working capital. The offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although we definitely have plans for the proceeds (focused on sales, marketing, and site development) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that investors could evaluate. Such portion of the proceeds from this offering will be used for the purpose that the company's management deems to be in its best interest in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgement with respect to application and allocation of such portion of the proceeds of this Offering. The company may choose to use the proceeds in the manner that the investors do not agree with and investor may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and ultimately cause an investor to lose all or portion of his or her investment.

All control and voting power is currently held by CEO, Randy Stenger, which may affect an investors' decision to invest.

At the moment our current liabilities outweigh our current assets, which could prove detrimental in the long term.

The Company has multiple outstanding loans, some of which have high interest rates, which may be of concern to investors.

The LLC Units into which the Convertible Notes could convert have not yet been authorized, which is a concern.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds: 55% towards operating expenses (primarily adding staff/benefits to recruit and retain talent), 20% towards marketing expenses, 20% towards debt consolidation (payoff higher interest loan balances), 5% WeFunder fee

---

If we raise: **$500,000**

Use of Proceeds: Same as above. For approx every $250k additional raised we plan to open (1) additional Extreme Sandbox location in a major US metro area. At $400k-$500k level this will add (1) additional site from this round of fundraising.

If we raise: **$1,000,000**

Use of Proceeds: Same as above. For approx every $250k additional raised we plan to open (1) additional Extreme Sandbox location in a major US metro area. At $500k-$1M level this will add (2-3) additional sites from this round of fundraising.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $6.5M valuation cap; 20% discount; 8% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $1,000,000,

Valuation Cap: $6.5million

Discount Rate: 80%

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $50,000 or more.

Interest Rate: Interest shall accrue on the unpaid principal amount at a rate equal to 8% per annum, compounded annually, from the actual date funds were received by the Company and shall payable at the Maturity Date (defined hereafter).

Early-Bird: Investors investing in the first $100,000, will receive a valuation cap of $5.5million.

Conversion and Repayment

(a) Conversion upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into Membership Units of the Company ("Membership *Units*") at a conversion price equal to the quotient resulting from dividing $6.5million (or, if investing within the first $100,000, a $5.5million valuation cap) by the number of outstanding Common Units immediately prior to the Change of Control (assuming conversion of all securities convertible into Common Units and exercise of all outstanding options and warrants, but excluding the equity securities of the Company issuable upon the conversion of the Notes or other indebtedness). A "*Change of Control*" means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the units of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property or (iv) the closing of the Company's first firm commitment underwritten initial public offering of Units pursuant to a registration statement filed under the Act; *provided* that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled, or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(b) Procedure for Conversion. In connection with any conversion of this Note into equity securities of the Company (the "*Conversion Securities*"), the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company. The Company shall not be required to issue or deliver the Conversion Securities until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into the Conversion Securities, in lieu of any fractional Conversion Securities to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts. To secure the Holder's obligations to execute and deliver the documentation required by this subsection, the Holder hereby appoints the Chief Executive Officer of the Company as the Holder's true and lawful attorney, with the power to act alone and with full power of substitution, to execute and deliver all such documentation required by this subsection if, and only if, the Holder fails to execute or deliver such documentation as required by this subsection. The power granted by the Holder pursuant to this subsection is coupled with an interest and is given to secure the performance of the Holder's duties under this Note, and is irrevocable and will survive the death, incompetency, disability, merger or reorganization of the Holder.

(c) Interest Accrual. If a Change of Control is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control.

(d.) Conversion without change of control or equity financing event. If a "bone fide" round of capital (defined as $1 million dollars or more) is not raised from new investors within 24 months, the Note will convert to Membership Units based upon a $4.5M pre-money valuation.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a unitholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a unitholder of the Company for any purpose.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in Convertible Notes do not have voting rights and cannot modify the terms of the Convertible Notes.

Any term of this Note may be amended or waived with the written consent of Company and the Majority Holders. Upon the effectuation of such waiver or amendment in conformance with this paragraph, the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is an LLC so not Units have been issued yet, however, Randy Stenger holds 100% voting power. The Membership Units into which the Convertible Notes would convert will have no voting rights, but will have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offering (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as
discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of Units. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of shares of **Units** calculated as either the conversion price equal to the lesser of (i) **80%** of the price paid per share for Equity Securities by the Investors in the Qualified Financing or (ii) the price equal to the quotient of the valuation cap of **$6,500,000** (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's units as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;

- the introduction of new products;

- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze
factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	TJ Stenger
Issue date	02/20/13
Amount	$27,000.00
Outstanding principal plus interest	$9,000.00 as of 08/01/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

Personal loan for Fire Truck purchase

Loan

Lender	Paul & Catherine Stemper
Issue date	08/31/13
Amount	$30,000.00
Outstanding principal plus interest	$27,500.00 as of 08/01/18
Interest rate	0.0% per annum
Maturity date	12/31/18
Current with payments	Yes

Customer loan for new building financing.

Loan

Lender	Tanglewood Resort
Issue date	04/12/16
Amount	$30,000.00
Outstanding principal plus interest	$30,000.00 as of 08/01/18
Interest rate	6.0% per annum
Maturity date	04/12/19
Current with payments	Yes

Tanglewood line of credit (expansion loan for new site)

Loan

Lender	Merchants Bank
Issue date	01/31/17
Amount	$39,539.00
Outstanding principal plus interest	$31,156.00 as of 08/01/18
Interest rate	7.75% per annum
Maturity date	12/15/20
Current with payments	Yes

Bank line of credit

Loan

Lender	Komatsu Financial
Issue date	11/01/17
Amount	$360,396.00
Outstanding principal plus interest	$360,396.00 as of 08/01/18
Interest rate	4.49% per annum
Maturity date	11/01/22
Current with payments	Yes

CM Labs Simulators and Mini Excavators equipment loan

Loan

Lender	Intuit Financing
Issue date	11/14/17
Amount	$25,000.00
Outstanding principal plus interest	$0.00 as of 08/31/18
Interest rate	18.0% per annum
Maturity date	05/15/18
Current with payments	Yes

Intuit Working Capital Loan. This has now been paid off in full.

Loan

Lender	Paypal
Issue date	01/04/18
Amount	$30,500.00
Outstanding principal plus interest	$18,450.00 as of 07/31/18
Interest rate	0.0% per annum
Maturity date	11/04/18
Current with payments	Yes

Paypal - working capital loan. There is no maturity date on this loan. 30% is taken by Paypal from any of our Paypal sales online, so it is paid over time. We are up to date with our payments.

Loan

Lender	Kabbage Loans
Issue date	07/16/18
Amount	$36,000.00
Outstanding principal plus interest	$30,540.00 as of 07/31/18
Interest rate	26.91% per annum
Maturity date	01/16/19
Current with payments	Yes

Kabbage - bank loan

Loan

Lender	Loan Builder
Issue date	07/25/18
Amount	$100,000.00
Outstanding principal plus interest	$106,786.00 as of 07/31/18
Interest rate	12.99% per annum
Maturity date	07/24/19
Current with payments	Yes

Loan Builder - bank loan (consolidation of other loans)

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

For the years ended December 31, 2017 and 2016, the Company had the following related party transactions: The Company rents a facility in Hastings, Minnesota for use in its operations from an entity that is owned by the sole member of the Company. The lease requires minimum rental payments of $4,200 per month through November 30, 2023, and requires the Company to pay the real estate taxes for the property. The Company's rent expense for this facility was $50,400 for the years ended December 31, 2017 and 2016, respectively. Future minimum rental commitments for the related party lease at December 31, 2017 are:

Amount

2018 $ 50,400
2019 50,400
2020 50,400
2021 50,400
2022 50,400
2023 46,200
Total 298,200

The Company made payments in previous years to this related entity to help purchase and improve the property. The Company has a receivable from this related party of $75,500 at December 31, 2017 and 2016 that does not have a stated interest rate or payment terms. The Company has distributed funds to the member that result in a receivable balance of $123,016 and
$78,016 at December 31, 2017 and 2016. The receivable does not have a stated interest rate or payment
terms.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Bulldozers. Excavators. Wheel Loaders. At Extreme Sandbox, we see adults live out their wildest childhood fantasies by letting them play with construction equipment on our 10-acre "sandbox." We did $800k+ in sales in 2017 because there's no other place where a person can drive a bulldozer, crush a car, and then finish off with a ride in our fire truck. Perfect for young and old, men and women, individuals and corporate groups, we've grown to 3 locations and want to keep expanding nationally.

After starting with one location in Hastings, Minnesota, we've added another outdoor venue just north of Dallas and an indoor simulator in Roseville, Minn. Buoyed by a successful 2016 Shark Tank appearance and a hard 5-star rating on Trip Advisor, we feel poised to expand into more cities, and more states, until eventually, Extreme Sandbox is popular enough that every American can wipe "play with a bulldozer" of their bucket lists.

Milestones

Extreme Sandbox, LLC was incorporated in the State of Minnesota in November 2011.

Since then, we have:

- Appeared on Shark Tank in 2016.

- Three locations drove $750k in 2017 revenue, including $600k at our original Minnesota location.

- TripAdvisor loves us: We have 5 stars on more than 600 reviews and ten total customers have ever given us a rating lower than 5 stars.
- We have three locations -- outdoor sites in Hastings, Minnesota and just north of Dallas, Texas -- plus a simulator-based indoor mall prototype in Roseville, Minnesota.
- Our reservation-only experience has a price range that spans from $195 for initial individual package to a $900 all-day package.
- Official equipment sponsorship with Komatsu America.
- In October 2017, we launched "Inside the Sandbox," a VLOG on our YouTube channel that now has 85 episodes.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $819,815 compared to the year ended December 31, 2016, when the Company had revenues of $817,351. Our gross margin was 105.65% in fiscal year 2017, compared to 107.18% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $711,890, including $87,849 in cash. As of December 31, 2016, the Company had $266,667 in total assets, including $53,217 in cash.
- *Net Loss.* The Company has had net losses of $38,382 and net income of $18,893 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $738,707 for the fiscal year ended December 31, 2017 and $247,133 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $744,375 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Extreme Sandbox, LLC cash in hand is $27,043, as of August 2018. Over the last three months, revenues have averaged $75,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $61,000/month, for an average net margin of $14,000 per month.

Currently we are running a 7.49% increase in 2018 vs 2017 YTD revenue. We have also had an increase in equipment expenses from the launch of a new location in 2017 but expect the revenue to increase at the new location to help offset the equipment costs.

Over the next 3-6 months, we hope that revenues should continue to increase based on added 3rd location that will become mature this November (opened 11/17) and any announcement for new locations to add will cause an increase in revenue.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.extremesandbox.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Extreme Sandbox Convertible Note
Early Bird Extreme Sandbox Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Randy Stenger

Appendix E: Supporting Documents

LLC_Operating_Agreement__ExtremeSandbox_.pdf

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INVEST IN EXTREME SANDBOX

maximum target met

$0

raised of $0 maximum target from 0 investors

Roaring through the biggest adventure on your bucket list

Bulldozers. Excavators. Wheel Loaders. At Extreme Sandbox, we see adults live out their wildest childhood fantasies by letting them play with construction equipment on our 10-acre "sandbox." We did $800k+ in sales in 2017 because there's no other place where a person can drive a bulldozer, crush a car, and then finish off with a ride in our fire truck. Perfect for young and old, men and women, individuals and corporate groups, we've grown to 3 locations and want to keep expanding nationally.



Randy Stenger
Founder/CEO
Former retail executive with sales and operations experience. Extensive experience being a big kid!

Our Radical Idea Realized


KOMATSU
PC 210 LC

Why you may want to invest

1. Appeared on Shark Tank in 2016.
2. Three locations drove $750k in 2017 revenue, including $600k at our original Minnesota location.
3. TripAdvisor loves us: Over 98% of our 600 total reviews are 5 stars.
4. We have three locations -- outdoor sites in Hastings, Minnesota and just north of Dallas, Texas -- plus a simulator-based indoor mall prototype in Roseville, Minnesota.
5. Our reservation-only experience has a price range that spans from $195 for initial individual package to a $900 all-day package.
6. Official equipment sponsorship with Komatsu America.

$ 100 min

REMIND ME (0)

What you are investing in

Custom Convertible Note

~~$6.5M~~ **$5.5M** valuation cap

First $100K investors of this fundraise will invest in a convertible note with a $5.5M valuation cap and 20% discount.

8% interest
20.0% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $5.5M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$500+
200 SandBUCKS to apply towards any adventure ($200 value) - once.

$1,000+
Dueling Adventures for 2 people ($395 value) - once.

$10,000+
Private event annually for up to 10 people at any of our Extreme Sandbox locations ($2,000+ value) - once per year.

$50,000+
Free Extreme Sandbox for life at any of our sites for the investor and immediate family ($25,000+ value) - lifetime. Max 4 visits per calendar year.

see less

7. In October 2017, we launched “Inside the Sandbox,” a VLOG on our YouTube channel that now has 85 episodes.

Our Ambition

After starting with one location in Hastings, Minnesota, we've added another outdoor venue just north of Dallas and an indoor simulator in Roseville, Minn. Buoyed by a successful 2016 Shark Tank appearance and a hard 5-star rating on Trip Advisor, we feel poised to expand into more cities, and more states, until eventually, Extreme Sandbox is popular enough that every American can wipe "play with a bulldozer" of their bucket lists.

https://extremesandbox.com

Why I Like Extreme Sandbox

I have known Randy Stenger and Extreme Sandbox since even before his epic appearance on Shark Tank in 2016. When I first heard about his unique business model of a heavy equipment adventure, I knew it was something I wanted to be a part of. I was able to convince Randy to open his second location at my resort in Texas (Tanglewood Resort). Today he is up and running on a 10-acre sandbox on my property. Extreme Sandbox is one of the favorite activities at the resort for both corporate and leisure clients and consistently receives 5-star reviews. Randy is a driven entrepreneur and will be successful at whatever he undertakes.



Roger W. Thiltgen

PRESIDENT OF TANGLEWOOD RESORT PROPERTIES INC

THE BUZZ ABOUT EXTREME SANDBOX

Randy's passion - about business and really everything he tackles - is total. We teamed up with Extreme Sandbox because we shared a commitment to continuous improvement, innovation and safety. In fact, we've adopted some of Randy's safety protocols into Komatsu operations. Randy's eagerness to also tag-team CSR work, training and education, and customer appreciation activities has been a welcomed and pleasant surprise.



Rich Smith

Product And Services Division for Komatsu America

I can't say enough about Randy Stenger and his team at Extreme Sandbox. We've brought many clients to his Minnesota-based facility over the past few years and have always benefitted from his professionalism, safety consciousness, and sense of humor. Randy is the perfect mix of bold entrepreneur and strategic pragmatist. He dreams big and then he makes it happen. Randy exudes enthusiasm, passion, skill, and eagerness to be bigger, bolder and better in everything he does. Randy's deep background in merchandizing and customer service is not only refreshing and evident throughout, but lends credibility to his pursuit and obvious accomplishment of this endeavor. This is a business to watch....and I, for one, want to be a part of it.



Peter Bailey

President, The Prouty Project

Some of the best "good, clean fun" anyone can find. You come out here, drive a bulldozer, you ramp off them, you get the excavator, digging holes, I mean, as a kid, that's all we did. It's a great opportunity for us to come out here and have good, clean fun.



Michael Mauti
Minnesota Vikings Linebacker

Randy Stenger and Extreme Sandbox live and breathe top notch customer service. I've known Randy since 2012 when he first launched Extreme Sandbox. He has always focused on offering quality customer experience. Extreme Sandbox is one of those companies that provides a service you'll never forget and memories that last forever. How often do you drive a huge Excavator? I highly recommend Extreme Sandbox and Randy Stenger.



Sam Thompson
Owner, Transitions in Business

I surprised my husband for his 30th birthday and he had a blast! He operated the excavator and loved every minute of it. Joey was a great instructor and made it fun for both the operator and spectator. As the spectator, I was able to have a set of headphones and microphone so I felt a part of the experience. My husband can't wait to go back, and next time, I'm joining in too!



Katie J.
Extreme Sandbox Customer

It has been an extreme pleasure to get to know and spend time with Randy, the guy I saw on Shark Tank. You can't help but get excited once Randy starts to share his vision and passion about Extreme Sandbox. From that moment, to the time I sat in the seat of one of his excavators, it was clear that he has done an amazing job of developing Extreme Sandbox from an idea to the wonderful brand it is today. I look forward to seeing him take this brand to the next level.

Barry Zelickson
Owner, Big Thrill Factory

Why didn't we do this right away? It was awesome. I think the excavator is the coolest thing. It's fun digging holes and screwing around. I wasn't that sweet on the bulldozer. It's a good time.



Audie Cole
Minnesota Vikings Linebacker

Awesome place for a vendor/corporate outing. Highly recommend if you want to get out of the office or take your team out for a fun adventure. I was there for a vendor event and enjoyed the afternoon with others. Food was catered by Green Mill and was excellent for a quick bite



John T.
Extreme Sandbox Customer

Sure, regular playgrounds are fun, and Minnesota has plenty of cool ones. But what about when you tire of swings and jungle gyms? That's when you know it's time to kick things up a notch. As Minnesota's coolest playground, Extreme Sandbox will help you do just that. This place is for anyone who's ever wondered what it would be like to work – and play – on a construction site.

Betsy Rathburn
Writer for Only in Your State

Human-sized Jenga and chess games are so yesterday. Extreme Sandbox takes team building to an entirely different level. Introducing participants to heavy construction equipment, including an excavator, bulldozer and wheel loaders, Extreme Sandbox is like Tonka Trucks for CEOs.



Holly Woolard
Writer for Smart Meetings Blog

Creative Team-Building Ideas: Extreme Sandbox | Smart Meetings

Human-sized Jenga and chess games are so yesterday. Extreme Sandbox takes team building to an entirely different level. Introducing participants to heavy construction equipment, including an excavator, bulldozer and wheel loaders, Extreme Sandbox is
June 14, 2018 @ smartmeetings.com

In honor of Father's Day, Meet 16 Inspiring Dadpreneurs From Shark Tank - pg.1

In honor of Father's Day 2016, meet 16 inspiring dadpreneurs who scored a deal on ABC's hit business reality show Shark Tank -- the most revered achievement for small businesses. In Honor of Father's Day, Meet 16 Inspiring Dadpreneurs From Shark Tank
June 8, 2018 @ forbes.com

Bull Dozers Mix With Childhood Fantasies At 'Extreme Sandbox'

A lot of folks have seen big pieces of heavy construction equipment and wished they could drive them. News on 6's Craig Day took a trip to a place you can do just that and it's only about three hours from Tulsa. It's called the Extreme Sandbox and it's in
June 8, 2018 @ newson6.com

The Texas Bucket List - The Extreme Sandbox

POTTSBORO, Texas - Tanglewood Resort on the shores of Lake Texoma is a relaxing spot for Texans to take a load off. A chance to get away from the hustle and bustle and constant construction of Big D - that is, until you run across what looks like the
June 8, 2018 @ thetexasbucketlist.com

Shark Tank winner Extreme Sandbox CEO Randy Stenger on how to get on and get paid - The Business Journals

Extreme Sandbox founder and CEO Randy Stenger knew he had a shark on the hook immediately. He never imagined he'd land two. After cunningly introducing his Hasting-based business to the producers of ABC's "Shark Tank" and passing the
June 8, 2018 @ bizjournals.com

PHOTOS: Getting Inside Construction Equipment at the Extreme Sandbox

Students in the "Legacy I-3" workforce program had the final event of their 16-week program Wednesday ...
June 8, 2018 @ kstp.com

Take a Hike, Mike!

I return to Extreme Sandbox to test out their brand new simulators! And of course I cause a little destruction as well!
June 7, 2018 @ facebook.com

Cole, Mauti Hit 19-ton Excavator off Tee Box

HASTINGS, Minn. - Driver? 3-wood? Or 19-ton excavator? Audie Cole and Michael Mauti are more than golf buddies. The linebackers have been close friends since Mauti arrived three years ago in Minnesota in Cole's second year with the Vikings.
June 6, 2018 @ vikings.com

Crush a car, support a cause

Extreme Sandbox in Hastings teamed up with Crescent Cove to raise funds for the first children's hospice and respite care center in the Midwest. They did it by crushing a minivan painted in Green Bay Packers colors. It was the first annual Vikings/Packers
January 2, 2018 @ hastingsstargazette.com

At this amusement park, drive the heavy machinery you loved as a kid

WORKING THE CONTROLS OF AN EXCAVATOR is a little like flying a helicopter in that it requires the use of both hands independently, as well as your feet. I say that having never flown a helicopter, and having been in an excavator for all of five
May 8, 2017 @ popsci.com

Minnesota's Coolest Park Is For Adults, And You Won't Believe How Much Fun You'll Have

Sure, regular playgrounds are fun, and Minnesota has plenty of cool ones. But what about when you tire of swings and jungle gyms? That's when you know it's time to kick things up a notch. As Minnesota's coolest playground, Extreme Sandbox will help
February 14, 2017 @ onlyinyourstate.com

Extreme Sandbox Update - What Happened After Shark Tank - Gazette Review

Extreme Sandbox Before Shark Tank In the audition tape, Randy Stenger introduced himself and said that he lived with his five children and fiance in Minnesota. He stated that he was the founder of Extreme Sandbox. The video showed his kids playing in
September 28, 2016 @ gazettereview.com

Extreme Sandbox: This Sandbox is for Big Kids

Did you like to play in the dirt when you were a kid? Use big trucks or earth-moving equipment to dig holes and make tall mounds of dirt to motor over? Push cars and other objects around a sandbox or backyard play area with the big trucks? I did!
September 14, 2016 @ trucktrend.com

Play with bulldozers, tanks and firetrucks at Extreme Sandbox, 'a bucket-list experience'

HASTINGS, Minn. - Randy Stenger makes his living getting adults to play in the dirt like kids - with bigger toys. On 10 acres near this Minneapolis-area city, Stenger created Extreme Sandbox, where customers pay hundreds of dollars to push dirt
June 27, 2016 @ omaha.com

2016-03-30-Extreme Sandbox | Komatsu America Corp

Komatsu America Becomes Exclusive Equipment Sponsor to Heavy Equipment Adventure Company Extreme Sandbox Rolling Meadows, Ill., March 30, 2016 - Komatsu America Corp., a leading global heavy equipment manufacturer, and
March 30, 2016 @ komatsuamerica.com

Extreme Sandbox gets its funding on Shark Tank; firm is set to open second location

HASTINGS, Minn. -- A Hastings business, Extreme Sandbox, fared well on ABC-TV's hit show Shark Tank on Tuesday night. Owner and CEO Randy Stenger was featured on the show making a pitch for investors. He sought a $150,000 investment for 20
January 7, 2016 @ bismarcktribune.com

Extreme Sandbox Enters the 'Shark Tank': Interview With Founder

Adventure company Extreme Sandbox entered the on January 5. The Minnesota-based attraction lets revelers actually play on a construction site. This spring, they are opening a second location in Texas and plan on having five to 10 more in the next five
January 5, 2016 @ heavy.com

MN business that lets people play with bulldozers to be on 'Shark Tank'

A Hastings business that lets people play with heavy construction equipment will be featured on " Shark Tank" - the ABC show where entrepreneurs pitch their ideas to investors. The business is called Extreme Sandbox and, according to their website,
December 23, 2015 @ bringmethenews.com

Ep. 216 - "Extreme Sandbox"

WCCO-TV, Channel 4, Saturdays at 11:05 PM Guest host Greg Underdahl travels to Extreme Sandbox in Hastings, MN, for the trip of a lifetime. It's a place where adults can drive life-size construction equipment! Skid steers, bulldozers, excavators, and
June 8, 2015 @ youtube.com

Finding Minnesota: A Game Of Drones

MINNEAPOLIS (WCCO) - A local business has created what may be the first drone obstacle course in the U.S. Extreme Sandbox, in Hastings, lets visitors fly drones over, through and under various hurdles in an open field. Owner Randy Stenger said once
May 17, 2015 @ minnesota.cbslocal.com

An Amusement Park That Lets You Operate Heavy Machinery

Operating the bucket of a diesel powered, hydraulically operated earth moving equipment is a lot like wearing the mech-suit from Aliens. If you consider your arm a system made up of bones, muscles, and tendons, then the boom and bucket linkages
May 1, 2015 @ mensjournal.com

Hastings' Extreme Sandbox owner scores on ABC's 'Shark Tank'

Extreme Sandbox founder and CEO Randy Stenger had tired hands Wednesday, a day after he appeared on ABC-TV's "Shark Tank," where he sold 20 percent of his company to celebrity investors for a cool $150,000.
November 30, 0001 @ twincities.com

Bulldozing Through Your Bucket List

As a kid, there were few things in the world more exciting than construction equipment. Playing with it, though, was out of the question. That's why we created Extreme Sandbox -- to let every adult live out their childhood fantasies. In the same afternoon, our customers can crush cars with bulldozers, scoop dirt with loaders, or ride in a firetruck for a truly once in a lifetime experience.



People - And Sharks - Love our Experience


HEAVY EQUIPMENT
ADVENTURES

In 2016, our founder, Randy, went on Shark Tank and impressed both Kevin O'Leary and Mark Cuban. The enthusiasm shown from those Sharks led to huge customer interest, which helped our original location in Hastings, Minn., earn $600k in 2017 revenue.

Perfect for couples, large groups, or corporate bonding events, we're selling an experience at Extreme Sandbox. We tested our concept for three years to really hammer out the details and logistics of a business no one has really attempted in the past. Now that the kinks are worked out, we can have a person off the street come in, train, and be safely operating a bulldozer in 15 minutes.

It can be hard to explain how unique an afternoon at our facility is, especially for those who haven't operated a multi-ton machine before. So you'll have to trust our Trip Advisor review page. Since opening in 2012, we've received more than 600 reviews and still have a hard 5-star rating. In fact, 98% of our total reviews are 5 stars, something we take great pride in.

Additionally, we've never had an accident with our machines, a testament to how diligent and experienced our training staff is. While the kill switches our supervisors have are a nice backup, we've never had to use them.



We Want to Expand our 3 Locations Nationally

With two outdoor locations and an indoor simulator, we feel we've solidified our business model and are ready to expand. Because it only costs between $100k - $200k for us to open another site, and because we have an official equipment sponsor in Komatsu - the 2nd largest equipment manufacturer in the world - we could conceivably open several more locations and not change much of our internal operations. In the future, we could have a spoke of locations and use our original in Hastings as the hub.


KOMATSU
PC 210 LC

Our Progress So Far

If we raise $150k of capital in this Wefunder campaign, we'll be able to use the money for operating expenses, marketing, and debt consolidation for our bootstrapped company. If we're able to raise $500k, we'll be able to do the above, plus open a new location. For every $250k raised after that, we plan to open one additional location in a major U.S. metro area.

April 2012
We Open our First Location in Hastings, MN
In the next year, we also launch Extreme Fire Truck.

December 2013
Construction of New, Permanent Facility in Hastings is Completed
The next year, we also launch our heavy equipment camps that have an increased focus on student experiential learning.

June 2015
We Surpass $1M in Total Sales
We also launch our new corporate team building event options – Sandbox Olympics, Scenario Events, etc.

January 2016
Randy Appears on Shark Tank

March 2016
Komatsu America Becomes Our Official Equipment Sponsor

April 2016
Second Location Opens in Pottsboro, TX

October 2016
Extreme Harvest Experience Launches

October 2017
We Launch Sandbox Storytelling
Our Youtube video series focuses on telling our unique story through video.

November 2017
Third Location, a Mall Prototype, opens in Roseville, MN

August 2018
We Surpass $3M in Total Sales

Let's Change Entertainment Together

Dear Potential Investors,

Extreme Sandbox is changing the way entertainment is experienced. We are excited for the future and we want you to have the opportunity to join us as part of something bigger, something needed. Our fans, those who have been a part of our journey and have helped drive our growth, should have the opportunity to invest in and experience our success along with us.

Our first 5 years have built the foundation for our business, and now we have tremendous opportunities to grow across the country. We have really hit a sweet spot with how our business is run, our branding power, and our overall customer experience. It shows in our un-paralleled customer reviews and testimonials.

We cannot thank everyone enough for the extraordinary support we have received since our start. As a company with a truly unique concept, we believe that our current success is only the beginning. With your help, we plan on making Extreme Sandbox a global, well-known entertainment brand.

Come join us. Invest in a company that will be the future in heavy equipment entertainment and bucket- list adventures. Help us go global with Extreme Sandbox.

Let The Kid In You Play!



Randy Stenger

Founder & CEO – Extreme Sandbox

Founder


EXTREME
SANDBOX

Randy Stenger

Founder/CEO

Former retail executive with sales and operations experience. Extensive experience being a big kid!

AND THE REST OF THE TEAM



Adam Johnson

Director of Sales

Owner of The Power Within Web Solutions, Skilled in Sales, Leadership, and Marketing



Eirik N. O'Keefe Bratli

Director of Marketing

Experienced videographer/audio visual technician. Skilled in Photography, Adobe Suite, Final Cut Pro



Jennifer Alderink

Marketing Ninja

5+years Experienced Marketing Professional, Expert in creative vision, organization, development

Interview

Wefunder interviewed Randy Stenger on May 24, 2018.

– COLLAPSE ALL

WF: Who are you and what is your company all about?

STENGER: My name is Randy Stenger and I am the founder and CEO of Extreme Sandbox. Extreme Sandbox is a heavy equipment adventure company that lets people play on construction equipment.

WF: Where did the idea for this company come from?

STENGER: Most people think I was a contractor. I usually tell them that no, I've had about as much experience there as they have. I've never once set foot in construction. What makes me qualified is that I'm a big kid at heart. I refuse to grow up. The idea came about because I'm a father of three boys. In about 2010, I was driving by a construction site, and my oldest, who was probably 8 or 9 then, looked out the window and asked me if I thought it would be fun to play on that equipment. I was like, "Heck yeah, it would." That's how the idea was born. From there it just took a lot of work to get it off the ground.

Before this, I was in the corporate world as an executive with Target. I started in the store as a manager and then I was working downtown at the corporate headquarters. I started pursuing this idea, and it really took about a year or two to get off the ground. As much as the idea is pretty novel and simple, it was obviously more challenging to find the right site. I live in the Twin Cities area of Minnesota. Finding the right site and the insurance provider probably took us about a year or two so we could get off the ground and launch.

WF: When did you launch?

STENGER: Our first site officially opened in April 2012 in Hastings, Minnesota. We pre-sold tickets. We got the approvals and everything in November 2011 right before Thanksgiving. We started pre-selling, and we got some equipment out to the site. We had media wanting to do a story on us when they saw the city council approve us to open in five month. I rented a kiosk at a mall in Minneapolis and had all these pictures. I was selling gift certificates for something that didn't even exist yet. That's my entrepreneurial spirit -- I jump off the ledge and then figure out how I'm going to land. So we pre-sold and had a ton of interest. By the time I actually opened the site in April, we already had about $20,000 to $30,000 in pre-sales.

WF: How has the business gone for the last six years?

STENGER: When we really started the business in 2012, it was such a crazy idea that we had no clue what the reception would be. A lot of people think I spent millions of dollars to get this off the ground. I tell people I'm just really smart and responsible with my money. Really, I only started with about $30,000. I rented just three pieces of equipment. I had one skid steer, one excavator, and one bulldozer. I had ten acres of land. I don't want to say it was just a gravel pit, but it was just an unused piece of property. Then we rented a construction trailer. The idea was just to test it out for about 18 months to see how it went. We thought it was brilliant. But we're like, "Will people actually pay us money to play with construction equipment?" We thought there was no way, but it ended up taking off.

At the time, I was still working my corporate job Monday through Friday in a suit in downtown Minneapolis at the Target Corporate. Then I had this side hustle on weekends and evenings with Extreme Sandbox. I was putting in 100 or more hours each week. I did both for about eight months. After the first six months, we got so much press coverage the business started exploding. That's where I left my corporate day job and went full-time for Extreme Sandbox.

WF: How does the customer experience play out?

STENGER: Obviously, safety is our number one priority. Everything is reservation only, which has been a great for us because we don't have employees waiting in an office waiting for people to show up. From a cost perspective, it means we don't have as much overhead or payroll. People usually reserve about two to three weeks out. This is a bucket list experience that people wait for, so they'll book six months in advance to do this.

On the day of their reservation, they show up to our site. We greet them and get them in. We have a classroom training session that lasts 20 to 30 minutes. Obviously, as our programs have grown, our processes have evolved. We've got our own video series that does most of the training. Our instructors will sit with them and go over everything. We have waivers they sign. Then we play our training videos that are all proprietary. It's all stuff that we've created on our own. After that, depending on the package of equipment they've selected, we take them out to the equipment. Everyone sits in the equipment by themselves, but we've got a remote wireless communications system. Our instructors are always standing 50 to 100 feet away.

We load up the guests, we show them things in the cab, and then we take them to practice areas. This is where our instructors are coaching them through everything, and then ultimately they play a little bit on their own. We usually finish with some type of obstacle course. It can involve something as simple as knocking a tennis ball off a cone with a 26-ton excavator all the way to lifting up a 4,000-pound car. We really try to show them the full range of what those machines can do.

WF: What kind of machines are you using?

STENGER: We primarily have three types right now. Excavators, bulldozers, and wheel loaders are the three primary types at our sites, and we also have mini excavators. We have two of each of those. As we've grown the model, we've realized running in pairs is ideal. We can have one instructor talk to two people, and it also makes it a better experience for our customers because they can be doing this with their family and friends.

WF: How do you make money?

STENGER: We've always focused on quality over quantity. I'd rather get one client at $500 than ten at $50. We don't go for huge volumes. We really try and make this a truly unique bucket list experience. That goes all the way down to why our sites aren't flooded with people. A busy day for us might just be five to ten clients. What we're able to do then is really slow down the process and make it more interactive so that we get to know our customers and can tailor the experience to them.

Our average individual probably spends $300 to $500. Our entry-level price point is $195 for our initial individual packages. Then we do an all-day package that is $900. There's a lot of variations and options within that. Group events are probably about half of our market now. Typically we tell groups to budget around $150 to $250 a person. We custom build these group packages based on our clients' needs. Most of our group packages are for corporate team building. By year two, we started getting inquiries from some of the larger companies headquartered here in Minneapolis: 3M, General Mills. I realized that corporate team building is such a niche. These corporate groups are looking for new ways to engage their employees. They want something new and different. They're sick of going bowling or going golfing. All of those things have been done. The other added bonus I saw was the price. The price we could charge them was different, because generally the person doing that isn't paying with their own money. A corporate group is willing to write a check because it doesn't necessarily come out of anyone's personal pocket. We found that those are more lucrative events, and our margins are much higher. It's kind of like we work smarter, not harder. We found that if we do five to ten corporate groups a month, the margins are a lot higher. That's probably why half of our business now is corporate team building.

WF: When you think about capacity, are you at 100 percent capacity with six machines in use all the time?

STENGER: We've got tons of areas to grow there. We have three sites now. Hastings, Minnesota is our original site. Then we opened a second location just north of Dallas, Texas in 2016. That's another outdoor site. Then we opened a simulator-based indoor mall prototype in Roseville, Minnesota, which is a Minneapolis suburb.

But as far as capacity, we generally schedule Wednesday through Saturday, so four days a week. Even with that, I'd say we're under 50 percent of our capacity. We've got plenty of room to grow. Part of that is intentional. I'm not trying to turn this into an attraction where we've got hundreds of people coming every day. The reality is we've got plenty of room to grow, but we also want to make it a truly unique experience for our clients. If we ever got to that point where we're running 75 percent or more capacity, we'd probably end up raising our rates. We've got room to grow with other ways.

WF: When you think about growth, what are your key measures for success?

STENGER: The two priorities of our company are safety and then customer service. We've never had an incident with a customer in six years. We know what we're doing there, and that's always our focus. For service, we use TripAdvisor as a huge benchmark. If you look at our TripAdvisor page, all we have are five-star reviews. Our Texas site's a good example. If you didn't think we could replicate what we did in Minnesota in Texas, we can point to TripAdvisor. All we have are 131 five-star reviews. Our clients love what we do.

Financially, our goal is to grow each site into generating $1 million in a year. We're not there yet. Our Hastings site is probably the closest, and we generate about $600,000 there. There's tons of room to grow there. We have enough room because a lot of my costs are fixed as far as equipment, the land, even a lot of my team. Several of them are salaried.

WF: How do you grow the Minnesota location from $600,000 annually to $1 million?

STENGER: Most of it is with instant marketing. Even six years in, it's amazing how many people don't know about us. We've primarily focused on guerrilla marketing. Most of it is word of mouth. Because people aren't looking necessarily to go drive a bulldozer, so we have to really get out there and sell ourselves. Most of it comes down to marketing and letting people know what we are. We also get people who think it's just for guys. We try to market to women more than anything because 30 to 40 percent of our clients are women. Women are usually better at working the equipment than men. I hate to tell the guys that, but it's usually true.

There's a lot of opportunities for us to market it more. And then also just proving that price perception thing. People are initially reluctant to spend $300 or $500, but it's easier for us now that we've got six years of five-star reviews online. I tell anyone that questions whether it's worth spending $300 or $500 for a day at Extreme Sandbox that in six years of doing this, I have never, not once, had a customer do the experience and later tell me it wasn't worth every penny. That's why it's a lot. It's marketing for us to really prove that experience beforehand. Between that and the corporate market, we can still do a better job marketing. That's how I think we will grow the business into multiple million-dollar-plus locations.

WF: How do you think about expansion? ^

STENGER: The first two to three years was really all about the proof of concept. It's taken us a lot to get the processes to where I can take someone off the street and have them up and running in ten minutes on a piece of a 26-ton excavator. No one in the world really has the skill set we do. We're a very unique thing. Then we wanted to see if we could replicate it, so that's where Texas came in. We opened it successfully here. Now we're in our sixth year in Minnesota. I feel like we have the foundation of the house built. We have all the processes in place. We've got the core team in here. We know how to open new sites. The process really is to grow with additional locations around the country. That's the model that we're looking at.

Initially, we've been company-owned. We're exploring two avenues. Either we continue with company-owned and open some more sites on our own in cities that we think would be a good fit, or we are considering a franchise model. We were on "Shark Tank" in 2016. And we got tons of attention from that. We still get probably four emails a week from people wanting to franchise our business. We haven't decided to do it yet because we know it's costly to get a franchise model started. But that might be another area we look at.

WF: How do you make the decision on whether to franchise? ^

STENGER: We've built the foundation. We've done all of this self-funded so far. It's all been rolling money into it. We've got everything built. But to prove any franchise model, you have to show your margins and how much profit you're making. We're not there yet. We're just breaking even. We're at that point in Extreme Sandbox where we built the model, we have the vision, we have additional prototypes we plan on modeling off of in the future. We feel like it's the right time for an investment to add the fuel to the fire to help us scale. That's where we'll be able to prove out the model and then grow it from there.

WF: Why are you fundraising? ^

STENGER: There are a couple different areas where we could direct the money. We would like to raise between $150,000 and $500,000. Ultimately, it's fueling our growth. Because this has been built by me, we've rolled all of the funds back into it. There are opportunities for us to eliminate some debt and get the company in a good place by realigning and restructuring some of the finances. Around $150,000 goes towards that.

Outside of that, we want to use the funds to scale. A part of it will be marketing the business. Part of it would be staffing, whether it's filling marketing roles or operation roles. And then if we raise more, we can open a new location. We generally need about $100,000 - $200,000 to open another site. So anything we raise over $350,000 - $400,000 would apply to opening that other location.

WF: You're bringing in several hundred dollars per customer, but what are your expenses?

STENGER: The equipment is obviously expensive. Komatsu America is our official equipment sponsor, and we've had that relationship for a couple of years. They've been direct partners with us to help us grow the brand. What that essentially means is we officially lease the equipment from Komatsu. However, it's a very aggressive lease and there are some confidentiality clauses with Komatsu on what details we can disclose. But our equipment cost is minimal because of that. That's one of the big advantages we have over anyone else wanting to try this. Komatsu is the second largest equipment manufacturer in the world, and they've really bought into our brand. They see the vision. We're kind of more of a sales and marketing company, not only ourselves but also for Komatsu. We've helped advance their brand.

A lot of our costs are in the land and the facility. We usually need 10 to 20 acres, so most of our expenses go towards that. It's usually through a loan or a mortgage on a property, if it's $50,000 to $100,000 as a down payment on a build out.

WF: When you think about some crucial hires, do you have any sort of in the executive realm?

STENGER: We're a pretty lean organization. I've never believed in having a lot of layers. Each one of our sites usually runs with two full-time employees. As we've grown, we're now at a point where I need to bring in more higher-level people. We're still a small company, but we're growing, and I need some of those key leaders. It's been primarily me. I'm the visionary that's out there running the business day-to-day. I need to bring in some key partners. There's opportunity in training and operations, because it's all about consistency with the sites. We do a lot of training to make sure our processes are the same. Human resources staff would help us. Bringing in some finance people to run the back end and handle the numbers would also help.

I've been able to run this like a small business, but I'm at the point now where I really need to bring in some key people to help us grow. And I think that's part of what we would use as well.

Some great team members work for me, but we don't have benefits. We don't have some of those key perks that attract good talent. I'm at that awkward stage where you're a small business trying to grow, and I don't have these amazing benefits packages to acquire some of that talent.

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RISKS

1 Risk of natural disaster. With our business primarily being at outdoor sites, our locations are always subject to any form of natural disaster that could impact our operations at any one or multiple sites.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Extreme Sandbox is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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